Exhibit 3.258

BYLAWS OF

NORTH TEXAS PERINATAL ASSOCIATES, P.A.

f/k/a

KENNETH TRIMMER, M.D., P.A.

(A Professional Association formed under

the laws of the State of Texas)

P R E A M B L E

These Bylaws are subject to, and governed by, the Articles of Association (herein so called, including all amendments thereto and statements and designations filed therewith) of Kenneth Trimmer, M.D., P.A. (the “Association”) and the laws of the State of Texas (including the Texas Professional Association Act and the Texas Business Corporation Act) currently in effect or hereafter amended. In the event of a conflict between the provisions of these Bylaws and the mandatory provisions of the law or of the Articles of Association, such provisions of the law or the Articles of Association, as the case may be, will be controlling.

ARTICLE I

Offices

1.01 Registered Office and Agent. The registered office and registered agent of the Association shall be as from time to time set forth in the Articles of Association (including in a statement of change of registered office or agent filed with the Secretary may be changed at any time upon authorization by the Board of Directors (herein so called) of the Association or by any officer of the Association who has the authority under these Bylaws or a resolution of the Board of Directors to effect such a change.

1.02 Other Offices. The Association may also have offices at such other places, whether within or outside the State of Texas, as the Board of Directors, from time to time, may, determine or as the business of the Association may require.

ARTICLE II

Shareholders

2.01 Annual Meetings. An annual meeting of shareholders of the Association shall be held during each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.02 Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes (a) by the President or the Board of Directors, or (b) by the holders of at least ten percent (10%) of all the shares entitled to vote at the proposed special meeting unless the Articles of Association provide for a number of shares greater than or less than ten percent (10%), in which event special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the Articles of Association, but in no event shall the Articles of Association provide for a number of shares greater than fifty percent (50%). If not otherwise stated in or fixed in accordance with Section 2.11 of these Bylaws, the record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting. Only business within the purpose or purposes described in the notice required to be given in Section 2.04 of these Bylaws may be conducted at a special meeting of the shareholders.

2.03 Place of Meetings. The annual meeting of shareholders may be held at any place (within or outside the State of Texas) as may be designated by the Board of Directors. Special meetings of shareholders may be held at any place (within or outside the State of Texas) as may be designated by the person or persons calling such special meeting as provided in Section 2.02 of these Bylaws. If no place for a meeting is designated, it shall be held at the registered office of the Association.

2.04 Notice.

A. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the person calling the meeting, to each shareholder entitled to vote at the meeting.

B. Any notice required to be given to any shareholder by law, the Articles of Association, or these Bylaws need not be given to the shareholder if (a) notice of two (2) consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (b) all (but not less than two (2)) payments (if sent by first class mail) of distributions or interest on securities during a twelve-month (12) period have been mailed to that person, addressed at his address as shown on the share transfer records of the Association, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Association is reflected in any articles or document filed with the Secretary of State of Texas, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Association a written notice setting forth his then current address, the requirement that notice given to that person shall be reinstated.

2.05 Voting List. At least ten (10) days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the Secretary or the agent of the Association having charge of the Association’s share transfer records. For a period of ten (10) days before such meeting, such list shall be kept on file at the registered office or principal place of business of the Association and shall be subject to inspection by any shareholder at any time during usual business hours at the registered office. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records of the Association shall be prima-facie evidence as to who are the shareholders entitled to examine such list or share transfer records or to vote at any such meeting of the shareholders and as to the number of shares such shareholders are entitled to vote. Failure to comply with the requirements of this Section 2.05 at or with respect to any meeting of shareholders shall not affect the validity of any action taken at such meeting.

2.06 Voting of Shares. Treasury shares shall not be shares entitled to be voted at any meeting of the shareholders, shall not be voted (directly or indirectly) at any such meeting, and shall not be counted in determining the total number of outstanding voting shares at any given time. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name so long as such shares form a part of the estate being served by him and are in the possession of such estate. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his name if authority to do so is contained in the court order by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and after such transfer the pledgee shall be entitled to vote such shares.

2.07 Quorum; Adjournment; Withdrawal of Quorum. Except as otherwise provided by law or the Articles of Association, the holders of a majority of the issued and outstanding shares of the respective class or classes of the Association’s capital stock then entitled (by law, the Articles of Association, or these Bylaws) to be voted thereat, present in person or represented by proxy, shall be requisite for the transaction of the business to be conducted by shares, and shall constitute a quorum, at each meeting of the Association’s shareholders. Except as otherwise provided by law, the Articles of Association, or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders present in person or represented by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder present in person or represented by proxy to vote shall not affect the presence of a quorum at the meeting. Except as otherwise provided by law, the Articles of Association, or these Bylaws, if such quorum shall not be present or represented at any meeting of the Association’s shareholders, the holders of the majority of the voting shares, present in person or represented by proxy at such meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting. At any reconvening of an adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

2.08 Vote.

A.

Except as otherwise provided in the Articles of Association or these Bylaws, with respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law, the affirmative vote of the holders of the majority of the issued and outstanding shares of the capital stock present in person or represented by proxy at such meeting of shareholders at which a quorum is present and then entitled to vote on that matter shall be the act of the shareholders.

B	Except as otherwise provided in the Articles of Association or these Bylaws, directors shall be elected by a plurality of the votes cast by the holders of issued and outstanding shares of the Association’s capital stock present in person or represented by proxy at such meeting of shareholders and then entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

2.09 Method of Voting. On each matter submitted to a vote at a meeting of shareholders, every shareholder of record shall be entitled to one (1) vote for every outstanding share of the Association’s capital stock standing in his name on the original stock transfer books of the Association as of the record date for the meeting, except as otherwise provided by law and except to the extent that the Articles of Association provide for more or less than one (1) vote per share. If the Articles of Association provide for more or less than one (l) vote per share of all the outstanding shares on any matter, every reference in these Bylaws (unless expressly stated otherwise herein), in connection with such matter, to a specified portion of such shares shall mean such portion of the votes entitled to be cast in respect of such shares by virtue of the provisions of the Articles of Association. At each meeting of shareholders at which directors will be elected, each shareholder owning shares of the Association’s capital stock then entitled (by law, the Articles of Association, or these Bylaws) to be voted in the election of such directors shall have the right to vote, in person or by proxy, all shares of such class or classes for as many persons as there are directors to be elected by holders of shares of such class or classes entitled to be voted in such election. Cumulative voting in the election of directors is permissible only if, at the time of such election, it is not denied in the Articles of Association or by law.

2.10 Proxies. At a meeting (or in a written consent) of the shareholders, every shareholder having the right to vote may vote either in parson or by proxy appointed by an instrument in writing subscribed by such shareholder. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section 2.10. Each proxy shall be filed with the Secretary before or at the time it is voted. No proxy shall be valid after eleven (11) months from the date of its execution, unless such instrument expressly provides for a longer period. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of (a) a pledgee, (b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares, (c) a creditor of the Association who extended it credit under terms requiring the appointment, (d) an employee of the Association whose employment contract requires the appointment, or (e) a party to a voting agreement created under Section B, Article 2.30, of the Texas Business Corporation Act. An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy. A shareholder may revoke his revocable proxy at any time before the proxy is voted, by submitting a later dated proxy in proper form; by notifying the Secretary in writing (signed and dated by the shareholder) of such revocation; or by appearing at the meeting (or; signing the written consent) to which the proxy relates, requesting the return of such proxy, and voting his shares in person.

2.11 Closing of Share Transfer Records; Record Date.

A.	For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any reconvening thereof following an adjournment or entitled to receive a distribution by the Association (other than a distribution involving a purchase or redemption by the Association of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records of the Association shall be closed for a stated period but not to exceed in any event sixty (60) days. If the share transfer records are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and in the case of a meeting of shareholders not less than ten (10) days, before the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and if no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Association of any of its shares) or a share dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provide in this Section 2.11, such determination will apply to any adjournment of such meeting, except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

B.

Unless a record date shall have previously been fixed or determined pursuant to this Section 2.11, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of directors and the prior action of the Board of Directors is not required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Association by delivery to its registered office, its principal place of business, or an officer or agent of the Association having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Association’s principal place of business shall be addressed to the President or the principal executive officer of the Association. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

C.	Distributions made by the Association, including those that were payable but not paid to a holder of shares, or to his heirs, successors, or assigns and have been held in suspense by the Association or were paid or delivered by it into an escrow account or to a trustee or custodian, shall be payable by the Association, escrow agent, trustee, or custodian to the holder of the shares as of the record date determined for that distribution as provided in paragraph A of this Section 2.11, or to his heirs, successors, or assigns.

2.12 Presiding Officials at Meetings. Unless some other person or persons are elected by a vote of a majority of the shares then entitled to vote at a meeting of shareholders, the President shall preside at and the Secretary shall prepare minutes of each meeting of shareholders.

ARTICLE III

Directors

3.01 Management. The powers of the Association shall be exercised by or under the authority of, and the business and affairs of the Association shall be managed under the direction of, the Board of Directors of the Association, who may exercise all such powers of the Association and do all such lawful acts and things as are not by law, the Articles of Association, or these Bylaws directed or required to be exercised or done by the shareholders.

3.02 Election; Term; Qualification. At each annual meeting of shareholders, directors shall be elected by the affirmative vote, in accordance with Section 2.08 of these Bylaws, of the holders of a majority of the shares of the Association’s capital stock present in person or represented by proxy at such meeting and then entitled (by law, the Articles of Association, or these Bylaws) to vote for the election of such directors. Each director will hold office until his successor is duly elected and qualified at the next annual meeting of shareholders (or special meeting in lieu thereof) or until his earlier death, resignation, or removal, disqualification, or other termination of office in accordance with law, the Articles of Association, or these Bylaws. Each director shall be a shareholder of the Association and duly licensed in the State of Texas to render services as a medical doctor.

3.03 Number. The initial Board of Directors shall consist of the number of directors named in the Articles of Association. Thereafter, the number of directors constituting the entire Board of Directors shall be the same as the number constituting the initial Board of Directors or as otherwise fixed by resolution of either the Board of Directors at any meeting thereof or the shareholders at any meeting thereof, but shall never be less than one (1) director. Any increase in the number of directors serving may be filled in accordance with Section 3.05 of these Bylaws, but no decrease in the number of the directors serving shall have the effect of shortening the term of any incumbent director.

3.04 Removal. At any annual or special meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the issued and outstanding shares of the capital stock present in person or represented by proxy at such meeting; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting. If cumulative voting is not denied in the Articles of Association or by lay and if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

3.05. Vacancies. Any vacancy occurring in the Board of Directors (by death, resignation, removal, disqualification, increase in the number of directors, or otherwise) may be filled by election at an annual or special meeting of shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors; provided, however, that the Board of Directors may not, during the period between any two (2) successive annual meetings, elect more than two (2) directors to fill vacancies resulting from any increase in the number of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, except that a director elected to fill a vacancy resulting from an increase in the number of directors shall be elected for a term of office continuing only the until the next election of one (1) or more directors by the shareholders.

3.06 First or Regular Meeting. The first meeting of each newly elected Board of Directors may be held immediately after and at the same place (within or outside the State of Texas) as the annual meeting of shareholders, and regular meetings of the Board of Directors may be held at such times and places (within or outside the State of Texas) as may be designated from time to time by resolution of the Board of Directors. No notice of any such first or regular meeting is required.

3.07 Special Meetings. A special meeting of the Board of Directors shall be held whenever called by any one (1) or more directors at such time and place (within or outside the State of Texas) as such director(s) shall designate in the notice of such special meeting. The director(s) calling any special meeting shall cause notice of such special meeting to be given to each director at least forty-eight (48) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of any special meeting.

3.08 Quorum; Majority Vote. Unless the greater number is required by law, the Articles of Association, or these Bylaws, a majority of the number of directors fixed by, or in the manner provided in, these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of greater number is required by law, the Articles of Association, or these Bylaws. The directors present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of a sufficient number of directors to leave less than a quorum.

3.09 Procedure; Minutes. At all meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine from time to time. The Board of Directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting, which shall be delivered to the Secretary of the Association for placement in the minute books of the Association.

3.10 Presumption of Assent. A director of the Association who is present at any meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the Association immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.11 Compensation. The Association may compensate directors for serving in such capacity. The amount and manner of payment of any such compensation shall be determined by resolution of the Board of Directors. No director shall be precluded from serving the Association in any other capacity or receiving compensation therefor.

3.12 Certain Limitations of Directors’ Liability. No director who votes for or assents to a distribution by the Association that is not permitted by any law for reasons of excessiveness shall be liable to the Association if, in voting for or assenting to the distribution, he:

(a)	relied in good faith and with ordinary care upon the statements, valuations, or information referred to in Article 2.38-3 of the Texas Business Corporation Act, upon other information of the Association represented to him by an officer of the Association to be correct in all material respects, or upon the written advice of counsel to the Association;

(b)	acting in good faith and with ordinary care, considered the assets of the Association to be at least of their book value; or

(c)	in determining whether the Association made adequate provision for payment, satisfaction, or discharge of all its liabilities and obligations in a voluntary dissolution, relied in good faith and with ordinary care upon financial statements of, or other information concerning, any person who was or became contractually obligated to pay, satisfy; or discharge some or all of those liabilities or obligations.

Any director against whom a claim shall be asserted for an improper distribution made by the Association, and who shall be held liable thereon, shall be entitled to contribution from the shareholders who accepted or received such distribution knowing that such distribution was not permitted by law, in proportion to the amounts respectively received by them. Furthermore, no director shall be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the Association if, in the exercise of ordinary care, he acted in good faith and in reliance upon the written opinion of an attorney for the Association. The limitation on directors’ liability contained in this Section 3.12 shall operate independently of, and shall not be deemed to limit or otherwise affect, other limitations on liability provided to the Association’s directors by law, the Articles of Association, these Bylaws, agreement, or otherwise.

ARTICLE IV

Committees

4.01 Designation. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors at any time serving, designate from among its members one or more committees.

4.02 Number; Qualification; Term. Each committee designated by the Board of Directors shall consist of one (1) or more directors of the Association and one or more directors may be designated alternate members of each such committee who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. The number of committee members and alternate committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. The resolution authorizing a decrease in the members or alternate members of any committee may provide that such decrease has the effect of shortening the term of any designated member or members or alternate member or members. Each committee member and alternate committee member shall serve as such until he ceases to be a director of the Association or until his earlier death, resignation, removal, disqualification, or other membership termination in accordance with law, the Articles of Association, or these Bylaws.

4.03. Authority. Each committee, to the extent provided in a resolution adopted by a majority of the entire Board of Directors at any time serving, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Association. However, no committee shall have the authority of the Board of Directors in reference to (a) amending the Articles of Association, except that a committee may, to the extent provided in this resolution designating that committee or in the Articles of Association or these Bylaws, exercise the authority of the Board of Directors vested in it in accordance with Article 2.13 of the Texas Business Corporation Act, (b) proposing a reduction of the stated

capital of the Association in the manner permitted by Article 4.12 of the Texas Business Corporation Act, (c) approving a plan of merger or share exchange, (d) approving or recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Association otherwise than in the usual and regular course of its business, (e) approving or recommending to the shareholders a voluntary dissolution of the Association or a revocation thereof, (f) amending, altering, or repelling these Bylaws or adopting new bylaws, (g) filling vacancies in the Board of Directors, (h) filling vacancies in or designating alternate members of any committee, (i) filling any directorship to be filled by reason of an increase in the number of directors, (j) electing or removing officers or committee or alternate committee members, (k) fixing the compensation of any committee or alternate committee member, or (l) altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be amendable or repealable by a committee or otherwise. Unless the resolution adopted by a majority of the entire Board of Directors at any time serving designating a particular committee, the Articles of, or these Bylaws expressly so provide, no committee of the Board of Directors shall have the authority to authorize a distribution or to authorize and establish the terms for, the issuance of shares of the Association’s capital stock.

4.04 Committee Changes. The Board of Directors at any time may, by resolution adopted by a majority of the entire Board of Director then serving, fill vacancies on any committee, change membership of any committee, or discharge or terminate any committee. Furthermore, the Board of Directors, by resolution adopted by a majority of the entire Board of Directors then serving, may at any time remove any committee member or alternate member, with or without cause, if in the judgment of the Board of Directors the best interests of the Association will be served by such removal. The removal of a committee member or alternate member shall be without prejudice to the contract rights, if any, of such member or alternate member, but election or appointment of a committee member or alternate member shall not of itself create any contract rights.

4.05 Regular Meetings. Regular meetings of any committee may be held at such times and places (within or outside the State of Texas) as may be designated from time to time by resolution of the committee. No notice of any such regular meeting is required.

4.06 Special Meetings. A special meeting of any committee may be held whenever called by any committee member at such time and place (within or outside the State of Texas) as such committee member shall designate in the notice of such special meeting. The committee member calling any special meeting shall cause notice of such special meeting to be given to each committee member at least twenty-four (24) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committed need be specified in the notice or waiver of notice of any special meeting.

4.07 Quorum; Majority Vote. Unless a greater number is required by law, the Articles of Association, these Bylaws, or any resolution adopted by a majority of the Board of Directors at any time serving, a majority of the number of a committee’s members designated by the Board of Directors shall constitute a quorum for the transaction of business at any meeting of committee. If a quorum is not present at a meeting of any committee, a majority of the committee members present may adjourn the meeting from time to time without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the committee members present at any meeting at which a quorum is in attendance shall be the act of the committee, unless the vote of a greater number is otherwise required by law, the Articles of Association, these Bylaws, or any resolution adopted by a majority of the Board of Directors at any time serving. The committee members present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of a sufficient number of committee members to leave less than a quorum.

4.08 Procedure; Minutes. At each meeting of a committee, business shall be transacted in such order as the committee may determine from time to time. The committee shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting, which shall be delivered to the Secretary of the Association for placement in the minute books of the Association and shall be reported to the Board of Directors upon request of the Board of Directors.

4.09 Presumption of Assent. A committee member who is present at any meeting of a committee at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the Association immediately after the adjournment of the meeting. Such right to dissent shall not apply to a committee member who voted in favor of such action.

4.10 Compensation. The Association may compensate any committee member or alternate member for serving in such capacity. The amount and manner of payment of any such compensation shall be determined by resolution adopted by a majority of the entire Board of Directors at any time serving. No committee member or alternate member shall be precluded from serving the Association in any other capacity or receiving compensation therefor.

4.11 Responsibility. Neither the designation of any committee nor the delegation of authority to it shall operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law. The Board of Directors may reverse, modify, supplement, and/or approve any actions taken by any committee. Unless the context otherwise requires, the term Board of Directors as used in these Bylaws shall include each committee thereof that, under the law, the Articles of Association, these Bylaws, or a resolution adopted by a majority of the Board of Directors at any time serving, has the authority to set with respect to the matter stated in or contemplated by these Bylaws.

ARTICLE V

General Provisions Relating to Meetings

5.01 Notices. Any notice required or permitted (under the law, the Articles of Association, or these Bylaws) to be given to any shareholder, director, or committee member of the Association shall be in writing and in English unless some other form of notice is expressly permitted by law or by lawful provision of the Articles of Association or these Bylaws. Whenever the law, the Articles of Association, or these Bylaws require or permit any notice to be given to any shareholder, director, or committee member of the Association and do not specify the form such notice shall take or how such notice shall be given, such notice may be in the form of a letter, telegram, telecopy, or other written communication and may be given by mail, personal delivery, or any other method expressly required or permitted by law or by lawful provision of the Articles of Association or these Bylaws. A shareholder’s address for any notice shall be as set forth from time to time in the share transfer records of the Association (maintained by the Association or its transfer agent), and a director’s or committee member’s address for any notice shall be as set forth in a directory or other records of the Association maintained for such purpose. Unless otherwise expressly provided by law or by any lawful provision of the Articles of Association or these Bylaws, any notice required or permitted to be given to any shareholder, director, or committee member shall be deemed to be delivered and given upon the first to occur of (a) the deposit of such notice in the United States mail, postage prepaid and addressed to the shareholder, director, or committee member at his address for notice as stated above, (b) the delivery of such notice at the shareholder’s, director’s, or committee member’s address for notice as stated above, whether or not such delivery is made to or receipted for by the addressee, or (c) the receipt of such notice by the shareholder, director, or committee member, whether or not at his address for notice as stated above.

5.02 Waiver of Notice. Whenever the law, the Articles of Association, or these Bylaws require any notice to be given to any shareholder, director, or committee member of the Association, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a director at a meeting of the Board of Directors or committee member at a meeting of his committee shall constitute a waiver of notice of the respective meeting, except where such attendance is for the express purpose of objecting to the transaction of any business on the ground that the respective meeting is not lawfully called or convened.

5.3 Telephone and Similar Meetings. Shareholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other. Participation by a shareholder, director, or committee member in such a meeting shall constitute his presence in person at such meeting, except where such participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.04 Action Without Meeting.

A.

Any action required by law, the Articles of Association, or these Bylaws to be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed (i) by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent, or (ii) if the Articles of Association so provide, by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all issued and outstanding shares then entitled to vote on the action were present and voted, and in either event, shall have the same force and effect, as of the date stated therein, as a vote by the number of shares represented by such consent, and may be stated as such in any certificate or document filed with the Secretary of

State of Texas or in any certificate or document delivered to any person. Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Association in the manner required by this Section 5.04(A), a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Association by delivery to its registered office, its principal place of business, or an officer or agent of the Association having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Association’s principal place of business shall be addressed to the President or principal executive officer of the Association. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action. The signed consents shall be placed in the minute books of the Association. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by a shareholder for purposes of this Section 5.04(A).

B.	Any action that may be taken, or is required by law, the Articles of Association, or these Bylaws to be token, at a meeting of directors or committee members may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of such directors or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of Texas or in any certificate or other document delivered to any person. The consent shall be in one (1) or more counterparts so long as each director or committee member signs one of the counterparts. The signed consent shall be placed in the minute books of the Association.

ARTICLE VI

Officers and Other Agents

6.01 Number; Titles; Election; Term. The Association shall have a President, a Secretary, and any other officers the Board of Directors may deem necessary or desirable. Each such officer of the Association shall be elected by the Board of Directors, which election may be held at the first duly convened meeting of the Board of Directors following an election of directors by the Association’s shareholders or at any other meeting of the Board of Directors. In addition to its officers, the Association may have such assistant officers, registered agent, and other agents as are appointed or elected from time to time by the Board of Directors, or as are chosen from time to time by the President (whose choices shall be named in a written statement included in the Association’s minute books). Each of the Association’s officers, assistant officers, and agents (including the President, Secretary, and registered agent) shall serve as such until his successor is duly elected (or appointed) and qualified or until his earlier death, resignation, removal, disqualification, or other termination in accordance with law, the Articles of Association, or these Bylaws. Any two (2) or more offices may be held by the same person; provided, however, that the President and Secretary of the Association shall not be the same person unless the Association has only one shareholder. All officers shall be shareholders of the Association and duly licensed in the State of Texas as a medical doctor. Officers need not be members of the Board of Directors except that the President shall be a member of the Board of Directors or Executive committee, if formed.

6.02 Removal. The Board of Directors, by resolution of a majority of the entire Board of Directors then serving, may at any time remove any officer, agent, or assistant officer of the Association, with or without cause, if in the judgment of the Board of Directors the best interests of the Association will be served by such removal. Furthermore, the President, by written statement included in the Association’s minute books, may at any time remove any agent or assistant officer chosen by the President, with or without cause, if in the judgment of the president the best interests of the Association will be served by such removal. Any removal of an officer, agent or assistant officer by the Board of the Directors or the President shall be without prejudice to the contract rights, if any, of the person so removed, but election, appointment, or other selection of an officer, agent or assistant officer shall not of itself create any contract rights.

6.03 Vacancies. Any vacancy occurring as a result of the death, resignation, removal, disqualification, or other termination of any officer of the Association may be filled by the Board of Directors, provided that any vacancy in the office of President or Secretary shall be filled by the Board of Directors. Any vacancy occurring as a result of the death, resignation, removal, disqualification, or other termination of any agent or assistant officer of the Association may be filled by the Board of Directors or President, provided that any vacancy in the registered agent of the Association shall be filled by the Board of Directors or President.

6.04 Authority. Officers, agents, and assistant officers shall have such authority and perform such duties in the management of the Association as are provided in these Bylaws, or in a resolution of the Board of Directors not inconsistent with these Bylaws. Notwithstanding anything in these Bylaws to the contrary, no officer, agent, or assistant officer of the Association shall have the authority to execute any instrument or document or take any other action for or on behalf of the Association that involves the payment or potential payment, pursuant to the terms of such instrument or document, by or to the Association of more than $10,000 unless the Board of Directors has authorized such execution or action or unless another officer, agent, or assistant officer of the Association has also executed such instrument or document or authorized such action.

6.05 Compensation. The Association may compensate officers, agents, assistant officers, and employees for serving in such capacity. The amount and manner of payment of any such compensation will be determined by the Board of Directors or (in the case of compensation of any officer, agent, assistant officer, or employee other than the President) by the President; provided, however, that the President may not determine that amount or manner of payment of the compensation of any officer, agent, assistant, officer, or employee whose compensation has been established, or with respect to whose compensation the President’s power under this

Section 6.05 has been restricted or withdrawn, by resolution of the Board of Directors or by these Bylaws. No officer, agent, assistant officer, or employee shall be precluded from serving the Association in any other capacity or receiving compensation therefor.

6.06 Employment and Other Contracts. By resolution, the Board of Directors may authorize, subject to Section 6.04 of these Bylaws, any officer, agent, assistant officer, or employee of the Association to enter into any contract or execute and deliver any instrument in the name or on behalf of the Association, and such authority may be general or confined to specific instances. The Board of Directors also may authorize employment contracts with any officer, agent, assistant officer, or employee upon such terms and conditions as the Board of Directors may deem appropriate.

6.07 President. The President shall be the chief executive officer of the Association and, subject to the supervision of the Board of Directors, shall have charge of the general management of the business and property of the Association in the ordinary course of its business, with all such powers with respect to such business and property as may be reasonably incident to such responsibilities, including, but not limited to, the power to change the Association’s registered office or registered agent, or both to choose, remove, or suspend agents and assistant officers of the Association; to employ, discharge, or suspend employees of the Association; to fix the compensation of officers, agents, assistant officers, and employees of the Association, except as provided in Section 6.05 of these Bylaws; and to suspend, with or without cause, any officer of the Association pending final action by the Board of Directors with respect to the suspension, removal, or reinstatement of such officer. The President shall see that all orders and resolutions of the Board of Directors and any committee thereof are carried into effect and shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

6.08 Vice Presidents. Each Vice President shall have such powers and duties as may be prescribed from time to time by the Board of Directors, or as may be delegated from time to time by the president. The Vice Presidents (in the order designated by the Board of Directors by title or otherwise, or in the absence of such designation, as determined by the length of time each has held the office of Vice President continuously) shall exercise the powers of the President during such officer’s absence, suspension, or inability to act.

6.09 Assistant Vice Presidents. Each Assistant Vice President shall perform such duties as may be prescribed from time to time by the Board of Directors, or as may be delegated from time to time by the President or any Vice President. The Assistant Vice Presidents (in the order designated by the Board of Directors by title or otherwise, or in the absence of such designation, as determined by the length of time each has held the office of Assistant Vice President continuously) shall exercise the powers of a Vice President during any such officer’s absence, suspension, or inability to act.

6.10 Treasurer. The Treasurer shall have custody of the Association’s funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Association in such depository or depositories as may be designated by the Board of Directors or the president. Additionally, the Treasurer shall have the power to endorse (for deposit, collection, or otherwise)

all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Association and to give proper receipts and discharges for all payments to the Association. The treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors, or a may be delegated from time to time by the President or any Vice President.

6.11 Assistant Treasurers. Each Assistant Treasurer shall perform such duties as may be prescribed from time to time by the Board of Directors, or as may be delegated from time to time by the Treasurer, the president, or any Vice President. The Assistant Treasurers (in the order designated by the Board of Directors by title or otherwise, or in the absence of such designation, as determined by the length of time each has held the office of Assistant Treasurer continuously) shall exercise the powers of the Treasurer during such officer’s absence, suspension, or inability to act.

6.12 Secretary. The Secretary shall maintain the Association’s minute books; shall include in such books the Articles of Association, these Bylaws, the minutes of all meetings of the Board of Directors, of any committee, and of the shareholders or consents in lieu of such minutes, and any other documents required by law, the Articles of Association, or these Bylaws to be included therein; and shall cause notice of meetings of the Board of Directors, committees, and shareholders to be given in accordance with and whenever required by law, the Articles of Association, or these Bylaws. With respect to any contract, instrument, or other document executed by the Association through its duly authorized officer or officers, the attestation to such execution by the Secretary or any other officer of the Association shall not be necessary to constitute such contract, instrument, or other document a valid or binding obligation of the Association unless the resolution, if any, of the Board of Directors authorizing such execution expressly states that such attestation is necessary. The Secretary shall have charge of the stock certificate books and stock transfer books of the Association and such other stock papers as the board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Director, or as may be delegated from time to time by the President or any Vice President.

6.13 Assistant Secretaries. Each Assistant Secretary shall perform such duties as may be prescribed from time to time by the Board of Directors, or as may be delegated from time to time by the secretary, the President, or any Vice President. The Assistant Secretaries (in the order designated by the Board of Directors by title or otherwise, or in the absence of such designation, as determined by the length of time each has held the office of Assistant Secretary continuously) shall exercise the powers of the secretary during such officer’s absence, suspension, or inability to act.

ARTICLE VII

Certificates and Stock Transfers

7.01 Issuance of Shares. The Board of Directors shall have the power and authority to issue shares of the Association’s capital stock authorized under the Articles of Association. Unissued shares may be issued, and treasury shares may be disposed of, at such times and far such consideration (expressed in U.S. dollars) as the Board of Directors shall fix and determine; provided, however, that if the Articles of Association reserve to the shareholders the right to fix the consideration for the issuance of unissued shares without par value, the consideration shall be fixed, before such issuance, by vote of the holders of a majority of all shares entitled to vote thereon. The consideration for the issuance of unissued shares shall consist solely of money, property, or past services and shall be in an amount equaling or exceeding the par value or stated value of the shares, while treasury shares may be disposed of for money, property, past services, promissory notes, promises of future services, or any other form of consideration, whether or not the consideration paid for such treasury shares equals or exceeds their par value or stated value. The consideration for the issuance of shares as a share dividend shall consist of such surplus of the Association as is transferred to stated capital upon such dividend. Shares issued upon conversion or exchange of indebtedness or other shares of the Association shall be deemed issued in consideration of the sum of (a) the principal of and accrued interest on the indebtedness so converted or exchanged, or he stated capital then represented by the shares so converted or exchanged, (b) any surplus of the Association transferred to stated capital upon the issuance of shares for the converted or exchanged shares, and (c) any additional consideration paid to the Association upon the issuance of shares for indebtedness or shares so converted or exchanged. Unissued shares shall be deemed validly issued, fully paid, and nonassessable whenever the Association or any corporation of which the Association owns all outstanding shares shall have been paid the full amount of consideration fixed for the Association’s shares in accordance with the law and these Bylaws.

7.02 Certificates for Shares. Issued shares of the Association’s capital stock shall be evidenced by certificates that shall be in a form conforming with the law and approved by the Board of Directors. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Association or in the records of the Association’s transfer agent, if any, and shall state the shareholder’s name, the number and class of shares, the par value of such shares or a statement that such shares shall be without par, and such other matters (including legends) as may be required by law. The certificates shall be signed by the President and the Secretary, or by any other officers of the Association so authorized by these Bylaws or by a resolution of the Board of Directors, and may be sealed with the seal of the Association or a facsimile thereof. The signatures of the foregoing officers may be facsimiles.

7.03 Lost, Stolen, or Destroyed Certificates. The Association shall issue, or shall cause its transfer agent or registrar to issue, a new certificate in place of any certificate for shares previously issued if, in accordance with and to the extent officers may be required by written instructions of the Association (and its transfer agent or registrar, if any), the registered owner of the certificate, or his legal representative:

(a)	makes proof by affidavit, in form and substance satisfactory to the Association (and its transfer agent or registrar, if any), that a previously issued certificate for shares has been lost, destroyed, or stolen;

(b)	requests the issuance of a new certificate before the Association (or its transfer agent or registrar, if any) has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)	delivers to the Association (and its transfer agent and registrar, if any) a bond, in form and substance satisfactory to Association (and its transfer agent and registrar, if any), with such surety or sureties and with fixed or open penalty, as the Association may direct, to indemnify the Association (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)	satisfies any other reasonable requirements imposed by the Association (or its transfer agent or registrar, if any), including advertising the loss, theft, or destruction of such certificate in such manner as the Association (or its transfer agent or registrar, if any) may specify.

If the shareholder of record of a certificate that has been lost, stolen, or destroyed fails to notify the Association (its transfer agent and registrar, if any) within a reasonable time after he has notice of it, and if the Association (or its transfer agent or registrar, if any) registers a transfer of the shares represented by the certificate before receiving such notification, the shareholder of record shall be precluded from making any claim against the Association (or its transfer agent or registrar, if any) for the transfer or for a new certificate.

7.04 Transfer of Shares. Shares of stock of the Association shall be transferable only on the books of the Association by the shareholders thereof in person or by their duly authorized attorneys or legal representatives. The transfer of shares shall further be restricted by the terms of a Buy-Sell Agreement dated April 1, 1990 by and among the Association and its original shareholders. Upon surrender to the Association or the transfer agent of the Association of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Association or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. No shares of stock of the Association shall be owned by or transferred to any person who is not licensed in the State of Texas as a medical doctor.

7.05 Registered Shareholders. Except as otherwise provided by law, the Association shall be entitled to regard the shareholder in whose name any shares are registered in the Association’s share transfer records at any particular time (including without limitation, as of a record date) as the owner of such shares at that time for purposes of (i) voting those shares, (ii) receiving distributions thereon or notices in respect thereof, (iii) transferring those shares, (iv) exercising rights of dissent with respect to those shares, (v) exercising or waiving any pre-emptive right with respect to those shares, (vi) entering into agreements with respect to those shares in accordance with Article 2.20 or 2.30 of the Texas Business Corporation Act, or (vii) giving proxies with respect to those shares. Accordingly, the Association shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not the Association shall have actual or other notice thereof. Neither the Association nor any of its officers, directors, employees, or agents shall be liable for regarding such shareholder as the owner of those shares at that time for those purposes, regardless of whether that shareholder possesses a certificate for those shares.

ARTICLE VIII

Indemnification

8.01 Definitions. As used in this Article VIII, the following terms have the indicated meanings:

A.	The term “Association” includes any domestic or foreign predecessor entity of the Association in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the Association by operation of law, and in any other transaction in which the Association assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article VIII.

B.	The term “director” means any person who is or was a director of the Association and any person who, while a director of the Association, is or was serving at the request of the Association as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

C.	The term “expenses” includes court costs and attorneys’ fees.

D.	The term “Indemnitee” means (a) any person who is or was a director or officer of the Association and (b) any present or former director, officer, employee, or agent of the Association who, while so serving or engaged by the Association, is or was serving at the request of the Association (as provided in a resolution of the Board of Directors or as provided in Section 8.06 of these Bylaws) as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise; provided, however, that the term “Indemnitee” shall not include any person specified in clause (b) of this paragraph D if a resolution of the Board of Directors, adopted at the time of the Association’s request for service as provided in such clause (b), excludes such person from this definition or from the benefits of Section 8.02 of these Bylaws.

E.	The term “official capacity” means:

(a)	when used with respect to a director, the office of director in the Association, and

(b)	when used with respect to a person other than a director, the elective or appointive office in the Association held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Association, but

(c)	in both clauses (a) and (b) of this paragraph E, does not include service for any other foreign or domestic corporation or for any foreign or domestic partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

F.	The term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative; any appeal in such an action, suit, or proceeding; and any inquiry or investigation that could lead to such an action, suit, or proceeding.

8.02 Mandatory Indemnification.

A.	The Association shall indemnify and advance expenses to each Indemnitee to the fullest extent permissible under, and in accordance with, the laws of the State of Texas (including Article 2.02-1 of the Texas Business Corporation Act) as currently in effect or hereafter amended; provided, however, that no amendment, modification, or repeal of this Article VIII or of such laws of the State of Texas shall have the effect of decreasing the rights of any Indemnitee for any proceeding, event, or circumstance occurring before such amendment, modification, or repeal. Without limiting the generality of the foregoing:

B.	The Association shall indemnify each Indemnitee who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the Indemnitee is or was a director or officer of the Association or is or was serving at the request of the Association as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, if it is determined in accordance with paragraph F of this Section 8.02 that the Indemnitee:

(a)	conducted himself in good faith; and

(b)	reasonably believed:

(i)	in the case of conduct in his official capacity, that his conduct was in the Association’s best interests; and

(ii)	in all other cases, that his conduct was at least not opposed to the Association’s best interests; and

(c)	in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

C.	Except to the extent required or permitted by paragraph A or E of this Section 8.02, an Indemnitee may not be indemnified under paragraph B of this Section 8.02 in respect of a proceeding:

(a)	in which the Indemnitee is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity; or

(b)	in which the Indemnitee is found liable to the Association.

D.	The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the Indemnitee did not meet the requirements set forth in paragraph B of this Section 8.02. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue, or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

E.	An Indemnitee shall be indemnified under this Section 8.02 against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the Indemnitee in connection with the proceeding; provided, however, that except to the extent required or permitted under paragraph A of this Section 8.02, if the Indemnitee is found liable to the Association or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification

(a)	shall be limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding, and

(b)	shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Association.

F.	Except to the extent required or permitted under paragraph A of this Section 8.02, a determination of indemnification under paragraph B of this Section 8.02 must be made:

(a)	by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; or

(b)	if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors (designated to act in the matter by a majority vote of all directors) consisting solely of one (1) or more directors who at the time of the vote are not named defendants or respondents in the proceeding; or

(c)	by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clause (a) or (b) of this paragraph F, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

(d)	by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

G.	Except to the extent required or permitted under paragraph A of this Section 8.02, each authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible under paragraph F of this Section 8.02, except as provided in the next sentence and except that, if the determination that indemnification is permissible is made by special legal counsel, the authorization of indemnification and determination as to reasonableness of expenses also must be made in the manner specified by clause (c) of such paragraph F for the selection of special legal counsel. This Section 8.02 (and any provision hereafter contained in the Articles of Association, in any resolution of shareholders or directors, or in any agreement that makes mandatory the indemnification permitted under this Section 8.02) shall be deemed to constitute an authorization of indemnification in the manner and of the type required by the preceding sentence of this paragraph G, even though this Section 8.02 (or any such provision) may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

H.	The Association shall indemnify each Indemnitee against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer of the Association or is or was serving at the request of the Association as a director, officer, partner, venture, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

I.	If, in the suit for indemnification required by paragraph H of this Section 8.02, a court of competent jurisdiction determines that the Indemnitee is entitled to indemnification under such paragraph H, the court shall order indemnification and shall award to the Indemnitee the expenses incurred in securing the indemnification.

J.	If, upon application of an Indemnitee, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in paragraph B of this Section 8.02 or has been found liable in the circumstances described by paragraph C of this Section 8.02, the court may order the indemnification that the court determines is proper and equitable; but if the Indemnitee is found liable to the Association or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification shall be limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding.

K.

Reasonable expenses incurred by an Indemnitee who was, is, or is threatened to be made a defendant or respondent in a proceeding may be paid or reimbursed by the Association in advance of the final disposition of the proceeding and without the determination specified in paragraph F of this Section 8.02 or the authorization or determination specified in paragraph G of this Section 8.02, after the Association receives a written affirmation by the Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification under this Section 8.02 and a written undertaking by or on behalf of the Indemnitee to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the Indemnitee against expenses incurred by him in connection with that proceeding is prohibited by paragraph E of this Section 8.02. A provision contained in the Articles of Association, these Bylaws, a resolution of shareholders or directors, or an agreement that renders mandatory the payment or reimbursement permitted under this paragraph K shall be deemed to constitute authorization of that payment or reimbursement.

L.	The written undertaking required by paragraph K of this Section 8.02 must be unlimited general obligation of the Indemnitee but need not be secured, and may be accepted without reference to any financial ability to make repayment.

8.03 Incorporator Indemnification. The Association shall, to the fullest extent permissible under, and in accordance with, the laws of the State of Texas (including Article 2.02-1 of the Texas Business Corporation Act) as currently in effect or hereafter amended, indemnify and hold harmless the incorporator of the Association from and against any and all expenses incurred by such incorporator by virtue of the incorporation of the Association by such incorporator and other services provided by such incorporator.

8.04 Changes in Mandatory Indemnification. The rights of indemnification and advancement of expenses provided under Sections 8.02 and 8.03 of these Bylaws shall be expanded, automatically and without any further action by the Board of Directors or shareholders of the Association, to include any additional rights that are required or permitted by any and all laws of the State of Texas that are enacted, adopted, or otherwise promulgated after the date such Sections 8.02 and 8.03 were first approved by the Board of Directors. Furthermore, such Sections 8.02 and 8.03 shall be deemed a contract between the Association and each Indemnitee and the incorporator, respectively. Accordingly, although this Article VIII (including without limitation such Sections 8.02 and 8.03) may be modified, amended, or repealed in the manner provided in Section 9.06 of these Bylaws, with or without the consent of any Indemnitee or the incorporator, no such modification, amendment, or repeal shall have the effect of decreasing or eliminating any rights under this Article VIII of any Indemnitee or the incorporator with respect to any proceeding, event, or circumstance occurring before such modification, amendment, or repeal.

8.05 Optional Indemnification. Notwithstanding any other provision of this Article VIII, the Association (pursuant to a resolution adopted by the Board of Directors, a committee thereof, or the shareholders in the manner specified by paragraph F of Section 8.02):

(a)	may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding; and

(b)	may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the Association, but who are or were serving at the request of the Association as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that the Association may indemnify and advance expenses to Indemnitees under this Article VIII; and

(c)	may indemnify and advance expenses to any officer, employee, agent, or person identified in clause (b) of this Section 8.05 and who is not a director to such further extent, consistent with law, as may be provided by the Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

8.06 Insurance. The Association may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the Association or who is or was serving at the request of the Association as a director, officer, partner, venture, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Association would have the power to indemnify him against that liability under this Article VIII. If the insurance or other arrangement is with a person that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Association would not have the power to indemnify an Indemnitee only if including coverage for the additional liability has been approved by the shareholders of the Association. Without limiting the power of the Association to procure or maintain any kind of insurance or other arrangement, the Association may, for the benefit of Indemnitees or other persons indemnified by the Association, (a) create a trust fund, (b) establish any form of self-insurance, (c) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Association, or (d) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Association or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Association. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive, and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

8.07 Notice of Indemnification. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article VIII shall be reported in writing to the shareholders of the Association with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance.

8.08 Employee Benefit Plans. For purposes of this Article VIII, the Association is deemed to have requested a person to serve an employee benefit plan whenever the performance by him of his duties to the Association also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by any director, officer, employee, or agent of the Association, or any other person serving at the request of the Association, with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose that is not opposed to the best interest of the Association.

ARTICLE IX

Miscellaneous Provisions

9.01 Distributions; Reserves; Share Dividends.

A.	Subject to provisions of the law and the Articles of Association, the Board of Directors at any regular or special meeting thereof may authorize distributions, and the Association may pay such distribution. Such authorization and payment shall be at the discretion of the Board of Directors. A distribution, however, may not be made by the Association if (a) after giving effect to the distribution, the Association would be insolvent, or (b) the distribution exceeds the surplus of the Association.

B.	Notwithstanding the limitation set forth in clause (b) of paragraph A of this Section 9.01, if the net assets of the Association are not less than the amount of the proposed distribution, the Association may make a distribution involving a purchase or redemption of any of its own shares of the purchase or redemption is made by the Association to (a) eliminate fractional shares, (b) collect or compromise indebtedness owed by or to the Association, (c) pay dissenting shareholders entitled to payment for their shares under the Texas Business Corporation Act, or (d) effect the purchase or redemption of redeemable shares in accordance with the Texas Business Corporation Act.

C.	Notwithstanding the limitations set forth in paragraph A or B of this Section 9.01, (a) the Association may make distributions pursuant to a liquidation and dissolution of the Association in compliance with Article 6.04, 7.09, or 7.12 of the Texas Business Corporation Act, (b) the Association may create, by resolution of the Board of Directors, a reserve or reserves out of its surplus or designate or allocate any part or all of such surplus in any manner for any proper purpose or purposes, and may increase, decrease, or abolish any such reserve, designation, or allocation, in the same manner, and (c) the Board of Directors may authorize and Association may pay share dividends, subject to any restrictions in the Articles of Association and to the limitations set forth in Article 2.38-1 of the Texas Business Corporation Act.

9.02 Fiscal Year. The fiscal year of the Association shall be fixed by the Board of Directors; provided, however, that if such fiscal year is not fixed by the Board of Directors, it shall be the calendar year.

9.03 Seal. The seal, if any, of the Association shall be in such form as may be approved from time to time by the Board of Directors. The affixation of such seal or a facsimile thereof shall not be required to create a valid and binding obligation against the Association.

9.04 Resignation. Any director, committee member, officer, assistant officer, or agent may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Association. The effective time of such resignation shall be any time specified in the statement made at the Board of Directors’ meeting or in the written notice given to the Association, or immediately if no time is specified or if an earlier time than when given is specified. In no event may the effective time of such resignation be before the time such statement is made or such notice is given. Unless a resignation specifies otherwise, it is effective without being accepted.

9.05 Securities of Other Corporations. The President or any Vice President of the Association, or any other person or committee authorized by resolution of the Board of Directors, shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer that may be held or owned by the Association and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

9.06 Amendment. Except as provided in the articles of Incorporation, the power to alter, amend, or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, unless the Association’s shareholders in altering, amending, repealing, or adopting a particular Bylaw expressly provide that the Board of Directors may not alter, amend or repeal that Bylaw or adopt a new Bylaw to replace that Bylaw. The Association’s shareholder also may alter, amend, or repeal the Bylaws or adopt new Bylaws even though the Bylaws may also be altered, amended, repealed, or adopted by the Board of Directors.

9.07 Invalid Provisions. If any provision of these Bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, and these Bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof. The remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance, herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of these Bylaws a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision is in terms to such illegal, invalid, or unenforceable provision as may be possible.

9.08 Interested Persons. No contract or transaction between the Association and one or more of its directors, officers, employees, agents, or shareholders, or between the Association and any other corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise in which one or more of the Association’s directors, officers, employees, agents, or shareholders are themselves directors, officers, employees, agents, or shareholders, or similar functionaries, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director, officer, employee, agent, or shareholder is present at or participates in any meeting of the Board of Directors, any committee thereof, or the shareholders at which the contract or transaction is approved or authorized, or solely because his or their votes are counted for such purpose, if:

(a)	the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)	the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)	the contract or transaction is fair as to the Association as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of the quorum at a meeting of the Board of Directors or of a committee authorizing or approving the contract or transaction, and common or interested shareholders may be counted in determining the presence of a quorum at a meeting of the shareholders authorizing or approving the contract or transaction.

9.09 Table of Contents; Headings. The Table of Contents and heading used in these Bylaws have been inserted for convenience only and do not constitute matter to be construed or interpreted in connection with these Bylaws.

9.10 Gender; Number, Etc. Unless the context otherwise requires, (a) the masculine gender shall include each other gender, (b) words using the singular number, respectively, (c) the term “including” and derivative or similar words shall mean “including, but not limited to,” and (d) the term “person” shall include any natural person, corporation, partnership, joint venture, proprietorship, trust, union, association, or other entity or authority.

The undersigned Secretary of the Association hereby certifies that the foregoing Bylaws were adopted by the Board of Directors as of the 28 day of June, 1991, TO WITNESS WHICH I have hereunto affixed my signature.

/s/ Kenneth J. Trimmer, M.D.
Kenneth Trimmer, M.D., Secretary

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